Exhibit 10.16

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO PROVIDER AGREEMENT

WITH

ONLINE CARE GROUP PC

This Amendment (the “Amendment”) is effective as of December 21, 2018, (the “Effective Date”) by and between Online Care Group PC (“Online Care Group” or “Provider”) and Blue Cross of California dba Anthem Blue Cross (“Anthem”). Online Care Group and Anthem are sometimes referred to herein as a “party” or the “parties”.

RECITALS

WHEREAS, Online Care Group is a California professional corporation that employs and/or contracts with physicians and other medical professionals (collectively, “Qualified Professionals”) to provide online health services (“Health Services”);

WHEREAS, Online Care Group has signed that certain Provider Agreement, dated February 25, 2013, with Anthem (“Provider Agreement”) in order to provide Health Services to Anthem’s members;

WHEREAS, Anthem desires to ensure that its members, whether they are members of its fully insured products or members of Other Payors, including various employer groups or other health plans (collectively, “Members”) have the ability to gain prioritized access to Health Services provided by Qualified Professionals provided by Online Care Group via LiveHealth Online, a web-based communications system (the “Platform”);

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, the parties agree that the Provider Agreements shall be amended to incorporate the following:

Section 1.    Services

In consideration of the payment of Access Fees (as defined below), Online Care Group shall provide, and ensure that its Qualified Professionals provide, the following services:

(a)    Availability of Qualified Professionals. Online Care Group shall make available its Qualified Professionals, who are MDs, to Anthem in order to provide Health Services to its Members on the Platform on a 24/7/365 basis during the term of this Amendment. Provider shall make available its Qualified Professionals, who are Social Workers, Psychologists, or Marriage and Family Therapists and Licensed Professional Counselors (collectively, “Therapists”) and Psychiatrists, to Anthem in order to provide Health Services to its Members on the Platform via scheduled visits during the term of this Amendment. Members will be offered an appointment time with a Therapist within 4 days of their request date, and an appointment time with a Psychiatrist within 14 days of their request date.

(b)    Qualifications of Qualified Professionals. Throughout the term of this Amendment, all Participating Providers will maintain levels of medical malpractice insurance as required by law to provide Covered Services. Furthermore, all Physicians will, in addition to the requirements of the Provider Agreement, be: (i) licensed in the state in which the patient receiving Covered Services is located; (ii) certified by one or more of the American Board of Medical Specialties (ABMS), the AOA, the Royal College of Physicians and Surgeons of Canada (RCPSC), or the College of Family Physicians of Canada (CFPC), Social Workers shall have a Master or doctoral degree in social work with emphasis in clinical social work from a program accredited by the Council on Social Work Education (“CSWE”) or the Canadian Association on Social Work Education (“CASWE”), Psychologists shall hold a PsyD, PhD, or EdD in clinical psychology or counseling psychology and have graduated from an American Psychological Association (“APA”) accredited doctoral program, and Marriage and Family Therapists and Licensed Professional Counselors shall have a Master’s degree in an appropriate behavioral science or mental health discipline and have graduated from a school accredited by one of the Regional Institutional Accrediting Bodies and may be verified from the Accredited Institutions of Post-Secondary Education, APA, Council for Accreditation of Counseling and Related Educational Programs (“CACREP”), or Commission on Accreditation for Marriage and Family Therapy Education (“COAMFTE”) listings; (iii) credentialed in accordance with NCQA’s CR1-8 standards, including verification of the Participating Provider’s licensure, board certification, malpractice history, disciplinary actions, highest level of education, work history, and other criteria as may be agreed upon from time to time by the parties, (iv) hold any state or federal registrations necessary to issue prescriptions, as applicable; and (v) trained in the provision of professional medical services in an online setting.

(c)    Standards and Requirements. Throughout the term of this Amendment, Online Care Group shall, in addition to the requirements set forth in the Provider Agreement, require Qualified Professionals to: (i) provide Health Services in a manner consistent with all accepted standards of professional practice; (ii) adhere to all ethical standards and requirements, local, state and federal laws and regulations; (iii) dress professionally and be located in a physical environment conducive to an effective, private conversation when providing the Health Services; and (iv) maintain access to a supported computer and web browser, a high-speed internet connection (DSL, cable modem, T1) and web camera, all in accordance with the Platform’s requirements.

In the event of any conflict or inconsistency between the terms set forth in Section 1 herein and those in the Provider Agreement, the terms in the Provider Agreement shall prevail and supersede any such inconsistent terms.

Section 2.    Access Fee

Anthem will pay annual access fees to Provider for each calendar year of the term of this Amendment in the amounts set forth below. These payments shall be paid annually in advance on the dates set forth below:

Date:	Amount:
December 21, 2018	[	***]
December 15, 2019	[	***]
December 15, 2020	[	***]
December 15, 2021	[	***]

Section 3.    Plan Compensation Schedule

Effective January 1, 2020, the Plan Compensation Schedule is hereby amended such that Online Care Group is reimbursed [***] per each Covered Service involving CPT Code 99444.

Section 4.    No Solicitation

Unless otherwise agreed in writing, Anthem shall not hire, engage or solicit or attempt to hire, engage or solicit as an employee, contractor or otherwise any Qualified Professional.

Section 5.    Term and Termination

(a)    Term. The term of this Amendment shall commence on the Effective Date and continue, unless terminated pursuant to Section 5(b), until December 31, 2022.

(b)    Termination. Either party may terminate this Amendment if the other party materially breaches any terms or conditions, or fails to perform any obligation, under this Amendment and fails to cure such breach within thirty (30) days after receipt of written notice of such breach from the other party.

(c)    Effect of Termination.

(i)    In the event of termination of this Amendment, Online Care Group shall be entitled to the fees earned by it for the Health Services actually performed prior to the effective date of such termination.

(ii)    In the event of termination of this Amendment, the parties shall, within 30 days of the effective date of termination, destroy or surrender and deliver to the Disclosing Party any and all originals and copies of Confidential Information in the Receiving Party’s possession, custody or control at the time of such termination. Each party shall return Confidential Information in the format in which it was received from the other party.

Section 6.    Miscellaneous

Except as expressly set forth in this Amendment the terms and conditions of the Provider Agreement including but not limited to the PCS, shall continue to apply. In the event of a conflict between the terms and conditions of this Amendment and the Provider Agreement, the Provider Agreement shall supersede this Amendment.

IN WITNESS WHEREOF, the parties to this Amendment have caused the same to be executed as of the Effective Date written above.

Online Care Group P.C.

By:	/s/ Peter Antall, M.D.
Name: Peter Antall, M.D.
Title: President 12/20/2018 | 1:09 PM PST

Blue Cross of California

By:	/s/ Jim Ardell
Name: Jim Ardell
Title: VP, CRE & CPO 12/20/2018 | 2:18 PM PST